Exhibit 10.9

Patent Transfer Contract

Transferor: Jiang Yikang

Address: Changzhou Kanghui Medical Innovation Co., Ltd., No.1-8, Tianshan Road, XinBei Zone, Changzhou, Jiangsu, China

Postal Code: 213022

Transferee: Changzhou Kanghui Medical Innovation Co., Ltd.

Address: Changzhou Kanghui Medical Innovation Co., Ltd., No.1-8, Tianshan Road, XinBei Zone, Changzhou, Jiangsu, China

Postal Code: 213022

Patent to be transferred:

Patent No.:

Patent name:

Date of patent application:

For the purpose of facilitating the application of the patented technology, the transferor agrees to transfer all the rights in the patent as listed above to the transferee and the transfer contract shall become effective as of the date of execution hereof by the parties.

With respect to any matters uncovered herein, the parties shall settle them through consultation.

Signature of transferor (original patent holder):

Date:

Signature and seal of transferee: Changzhou Kanghui Medical Innovation Co., Ltd.

Date: